Exhibit 10.4(d)

Two AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made and entered into as of          May 1, 2016         ,by and between

Crest Development LLC	(“Lessor”)
and Simulations Plus, Inc.	(“Lessee”).

WHEREAS, on or about          9/12/05          a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as:     42505 10th Street West Lancaster, CA 93534     (the “Premises”), and

WHEREAS, Lessor and Lessee ☒ have ☐ have not previously amended said Lease, and

WHEREAS, the Lessor and Lessee now desire to amend said Lease,

NOW, THEREFORE, ~~for payment of TEN DOLLARS and other good and valuable consideration to Lessor, the receipt and sufficiency of which is hereby acknowledged~~, the parties mutually agree to make the following additions and modifications to the Lease:

☒	TERM: The Expiration Date is hereby ☐ advanced ☒ extended to February 2, 2021

☐	AGREED USE: The Agreed Use is hereby modified to:
______________________________________________________________

☒	BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows: Base rent from 12/31/15 through 2/2/21 to be at fixed at a rate of $25,000 per month. $2000 per month to be additionally paid toward CAM charges which will be justified by Lessor and adjusted base upon actual expenses.

☐	OTHER: With a 90 day notification to Lessor, Lessee may opt out of the last two years of the lease (2/2/19 through 2/2/21) upon a recapture payment of the 3% annual increases that are herein being forgived from 12/31/15 through the Lessee's move-out date.

This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:		By Lessee:
Crest Development LLC		Simulations Plus Inc.
BY:	/s/ Gary S. Shafer	By:	/s/ Walter Woltosz
Name Printed: Gary S. Shafer		Name Printed: Walter Woltosz
Title: Member		Title: CEO

By:		By:	/s/John Kiensel
Name Printed:		Name Printed:John Kiensel
Title:		Title: CFO

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687.8777. Fax No.: (213) 687-8616.